Exhibit 2.4

AMENDMENT TO THE DEPOSIT AGREEMENT dated as of June 26, 2021 (this “Amendment”) to the Deposit Agreement dated as of October 23, 1997, as amended and restated as of July 5, 2000, as further amended and restated as of May 30, 2006 (the “Prior Deposit Agreement”), among CHINA MOBILE LIMITED, incorporated under the laws of Hong Kong ( the “Issuer”), THE BANK OF NEW YORK MELLON (formerly known as The Bank of New York), a New York banking corporation (the “Depositary”), and all Owners and Beneficial Owners from time to time of American Depositary Receipts issued under the Prior Deposit Agreement.

WITNESSETH:

WHEREAS, the Issuer and the Depositary, among others, entered into the Prior Deposit Agreement;

WHEREAS, the Issuer and the Depositary now desire to amend the provisions of the Prior Deposit Agreement related to the termination of such agreement; and

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the parties hereby agree that, pursuant to Section 6.01 of the Prior Deposit Agreement, the Prior Deposit Agreement shall be amended and restated and it is agreed by and between the parties hereto as follows:

1.	CAPITALIZED TERMS. All capitalized terms used herein without definition shall have the meanings assigned to them in the Prior Deposit Agreement.

2.	EFFECTIVE DATE. The term “Effective Date” shall mean September 13, 2021.

3.	AMENDMENTS TO PRIOR DEPOSIT AGREEMENT. The following amendments are made to the Prior Deposit Agreement:

3.1.

Deposit Agreement. All references in the Prior Deposit Agreement to the term “Deposit Agreement” shall, as of the Effective Date, refer to the Prior Deposit Agreement, as amended by this Amendment and as further amended and supplemented from time to time after the Effective Date in accordance with the terms of the Prior Deposit Agreement and this Amendment:

3.2.

Amendment Binding on all Owners and Beneficial Owners. From and after the Effective Date, this Amendment shall be binding on all Owners and Beneficial Owners of Receipts issued as of the Effective Date and on all Owners and Beneficial Owners of Receipts (if any) issued after the Effective Date.

3.3.

Amendment to Section 6.02 of the Prior Deposit Agreement. Section 6.02 of the Prior Deposit Agreement is hereby amended as of the Effective Date by deleting Section 6.02 in its entirety and inserting the following in its stead:

“SECTION 6.02. Termination

The Depositary shall, at any time at the direction of the Company, terminate this Deposit Agreement by mailing notice of such termination to the Owners of all Receipts then outstanding at least 90 days prior to the date fixed in such notice for such termination. The Depositary may likewise terminate this Deposit Agreement by mailing notice of such termination to the Company and the Owners of all Receipts then outstanding, if at any time 90 days shall have expired after the Depositary shall have delivered to the Company a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment as provided in Section 5.04. On and after the date of termination (so long as the Depositary has not commenced sales of the Deposited Securities as provided below), the Owner of a Receipt will, upon (a) surrender of such Receipt at the Corporate Trust Office of the Depositary, (b) payment of the fee of the Depositary for the surrender of Receipts referred to in Section 2.05, and (c) payment of any applicable taxes or governmental charges, be entitled to delivery, to him or upon his order, of the amount of Deposited Securities represented by the American Depositary Shares evidenced by such Receipt. If any Receipts shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of Receipts, shall suspend the distribution of dividends to the Owners thereof, and shall not give any further notices (except to give notice to the Owners calling for the surrender of the Receipts in exchange for net cash proceeds of the sale of the Deposited Securities) or perform any further acts under this Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights and other property as provided in this Deposit Agreement and shall continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of this Deposit Agreement, and any applicable taxes or governmental charges. At any time after the date of termination, the Depositary may sell the Deposited Securities then held hereunder and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it hereunder, unsegregated and without liability for interest, for the pro rata benefit of the Owners of Receipts which have not theretofore been surrendered, such Owners thereupon becoming general creditors of the Depositary with respect to such net proceeds. After making such sale, the Depositary shall be discharged from all obligations under this Deposit Agreement, except to account for such net proceeds and other cash (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of this Deposit Agreement, and any applicable taxes or governmental charges) and except for its obligations to the Company under Section 5.08 hereof. Upon the termination of this Deposit Agreement, the Company shall be discharged from all obligations under this Deposit Agreement except for its obligations to the Depositary under Sections 5.08 and 5.09 hereof.”

3.4.

Amendment to Article 21 of the form of Receipt. Article 21 of form of Receipt attached as Exhibit A to the Prior Deposit Agreement is hereby amended as of the Effective Date by deleting Article 21 in its entirety and inserting the following in its stead:

2

“21.	TERMINATION OF DEPOSIT AGREEMENT.

The Depositary shall, at any time at the direction of the Company, terminate the Deposit Agreement by mailing notice of such termination to the Owners of all Receipts then outstanding at least 90 days prior to the date fixed in such notice for such termination. The Depositary may likewise terminate the Deposit Agreement by mailing notice of such termination to the Company and the Owners of all Receipts then outstanding, if at any time 90 days shall have expired after the Depositary shall have delivered to the Company a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment as provided in Section 5.04 of the Deposit Agreement. On and after the date of termination (so long as the Depositary has not commenced sales of the Deposited Securities as provided below), the Owner of a Receipt will, upon (a) surrender of such Receipt at the Corporate Trust Office of the Depositary, (b) payment of the fee of the Depositary for the surrender of Receipts referred to in Section 2.05 of the Deposit Agreement, and (c) payment of any applicable taxes or governmental charges, be entitled to delivery, to him or upon his order, of the amount of Deposited Securities represented by the American Depositary Shares evidenced by such Receipt. If any Receipts shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of Receipts, shall suspend the distribution of dividends to the Owners thereof, and shall not give any further notices (except to give notice to the Owners calling for the surrender of the Receipts in exchange for net cash proceeds of the sale of the Deposited Securities) or perform any further acts under the Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights and other property as provided in the Deposit Agreement and shall continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of the Deposit Agreement, and any applicable taxes or governmental charges. At any time after the date of termination, the Depositary may sell the Deposited Securities then held hereunder and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it hereunder, unsegregated and without liability for interest, for the pro rata benefit of the Owners of Receipts which have not theretofore been surrendered, such Owners thereupon becoming general creditors of the Depositary with respect to such net proceeds. After making such sale, the Depositary shall be discharged from all obligations under the Deposit Agreement, except to account for such net proceeds and other cash (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of the Deposit Agreement, and any applicable taxes or governmental charges) and except for its obligations to the Company under Section 5.08 of the Deposit Agreement. Upon the termination of the Deposit Agreement, the Company shall be discharged from all obligations under the Deposit Agreement except for its obligations to the Depositary under Sections 5.08 and 5.09 of the Deposit Agreement.”

4.

NOTICE OF AMENDMENT TO OWNERS OF ALL RECEIPTS. The Depositary has, at least 30 days prior to the Effective Date, sent to Owners of all Receipts a notice informing such Owners of the terms and Effective Date of this Amendment.

5.

RATIFICATION. Except as expressly amended or supplemented hereby, the Prior Deposit Agreement is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.

6.	GOVERNING LAW. THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS AMENDMENT.

7.	COUNTERPARTS. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original and all of such counterparts shall constitute one and the same instrument

8.	EFFECT OF HEADINGS. Headings contained herein are included for convenience only and are not to be used in construing or interpreting any provision hereof.

IN WITNESS WHEREOF, the Issuer and the Depositary have duly executed this Amendment as of the date first above written and all Owners and Beneficial Owners shall become parties hereto pursuant to Section 6.01 of the Prior Deposit Agreement.

CHINA MOBILE LIMITED

By:	/s/ Yang Jie
	Name:	Yang Jie
	Title:	Executive Director and Chairman

THE BANK OF NEW YORK MELLON, as Depositary

By:	/s/ Lance Miller
	Name:	Lance Miller
	Title:	Vice President